            As Filed with the Securities and Exchange Commission on
                               November 3, 1998.

                           Registration No. 333-65119

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                                 VIRAGEN, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             59-2101668
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                              865 S.W. 78th Avenue
                                   Suite 100
                              Plantation, FL 33324
                            Telephone (954) 233-8746
                  --------------------------------------------
                  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:

         Gerald Smith                             James Schneider, Esq.
     Chairman of the Board                Atlas, Pearlman, Trop & Borkson, P.A.
        Viragen, Inc.                                  Suite 1900
865 S.W. 78th Avenue, Suite 100                200 East Las Olas Boulevard
   Plantation, Florida 33324                 Fort Lauderdale, Florida 33301
        (954) 233-8746                               (954) 763-1200
                  --------------------------------------------
       Name, address, including zip code, and telephone number, including area code, of agent for service)


         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

                                                            Proposed             Proposed
                                                            Maximum              Maximum
Title of                               Amount               Offering             Aggregate             Amount of
Shares to be                           to be                Price Per            Offering              Registration
Registered                             Registered           Share (1)            Price (1)             Fee
-------------                          ----------           ----------           ------------          --------------

Common Stock, $.01 par
value per share                        12,000,000(2)           $1.44             $  17,280,000            $5,098.00

Common Stock reserved
for issuance upon
exercise of Common Stock
Purchase Warrants                       1,200,000(3)           $1.44             $   1,728,000            $  510.00

Common Stock reserved
for issuance upon the exercise
of Placement Agent Warrants             1,000,000(4)           $1.44             $     424,800            $  425.00

Common Stock                              800,000(5)           $1.44             $   1,152,000            $  340.00
                                       ----------                                -------------            ---------

Total                                  15,000,000                                $  20,584,000            $6,373.00
                                       ==========                                =============            =========

-----------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale price for the Common Stock, $.01 par value per share (the "Common Stock"), as reported on the Nasdaq National Market System at September 24, 1998.

(2) To be offered and sold by Swartz Private Equity, LLC ("Swartz") upon the exercise of one or more puts by the Company of shares of its Common Stock to the Selling Security Holder at a price equal to the lesser of (i) 87.5% of the market price at the time of such put or
         (ii) the difference of such market price minus $0.225.

(3) To be offered and sold by Swartz upon the exercise of Common Stock Purchase Warrants issued in connection with the acquisition of the Common Stock pursuant to such put exercise by the Company.

(4) To be offered and sold by Swartz Investments, LLC, the placement agent for the above transaction upon the exercise of Common Stock Purchase Warrants issued to the Placement Agent.

(5) To be offered and sold by Swartz as a result of adjustment of the number of shares of Common Stock to be issued as additional shares as a result of certain events which may cause a delay or suspension of the sales of shares of Common Stock by the Selling Security Holder.

         Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such additional number of shares as may be issuable as a result of the anti-dilution provisions of the Warrants and the Placement Agent Warrants.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                             SUBJECT TO COMPLETION
                               November ___, 1998

                                    Selling Security Holder Offering Prospectus

                                 VIRAGEN, INC.

                       15,000,000 Shares of Common Stock
                            offered at market price

                             Viragen, Inc. has the right to sell to selling security holders at various times and prices up to 12,000,000 shares of Common Stock.

                             Viragen, Inc. is researching and developing products which help the human immune system resist viral infections.


                             NASDAQ National Market Symbol: VRGN
                             Recent Price:  $1.06 at October 30, 1998


The selling security holders may then sell the following securities:

12,000,000 shares from the above sale
2,200,000 shares from warrant exercises;
800,000 shares if penalties occur

                          ---------------------------

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        -------------------------------


                               ____________, 1998

SOME TERMS OF THE SALE

         We can sell these shares to the selling security holders at the lower of

         o         87.5% of the market price at the time of sale; or

         o         such market price less $0.225.

         There are also various warrants that may be issued to the selling security holders.

         o The exercise price for warrants to purchase up to 1,200,000 shares is equal to 108% of the market price of the shares during certain time periods prior to the time the warrants are issued.


         o There are also warrants that may be issued to the placement agent for the offering to purchase up to 1,000,000 shares. The exercise price for these warrants will vary depending on the market price for the shares as well as the price at which shares are issued to the other selling security holders.


         As a result, the actual number of shares to be issued to the selling security holders and sold by this prospectus will depend upon the market price of our Common Stock at various times. You should look at the discussion under "Selling Security Holders" for more details as to these terms.

         In any event, the number of shares which this prospectus covers will be the maximum number of shares that may be issued to the selling security holders and sold by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from our web site at www.viragen.com or at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities

Exchange Act of 1934 until the selling security holder sells all the shares. This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-65199).

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


         -- Annual Report on Form 10-K for the year ended June 30, 1998.

         -- Future Filings

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

         Corporate Secretary
         Viragen, Inc.
         865 S.W. 78th Avenue, Suite 100
         Plantation, FL 33324
         Telephone No.: (954) 233-8746

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling security holders will not make any offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                               TABLE OF CONTENTS


Where You Can Find More Information.......................................... 2

Incorporation of Certain Information by Reference............................ 3


High Risk Factors............................................................ 5

The Company.................................................................. 9

Selling Security Holders.....................................................10

Plan of Distribution.........................................................14

Description of Securities....................................................15

Legal Matters................................................................19

Experts......................................................................19

Indemnification..............................................................19

         Viragen, Inc. will not receive any proceeds from the sale of Common Stock from the accounts of the selling security holders.

         Viragen, Inc. has informed the selling security holders that the anti-manipulative rules under the Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have furnished the selling security holders with a copy of these rules. We have also informed the selling security holders that they must deliver a copy of this Prospectus with any sale of their shares.

                               HIGH RISK FACTORS

         An investment in our Common Stock is very risky. You should be aware you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully read this entire prospectus and consider the following risk factors:

HISTORY OF LOSSES DUE TO LACK OF SALES AND REGULATORY APPROVAL

         Since the organization of Viragen Inc. (the "Company" or "Viragen"), we have incurred operating losses. The net loss for our fiscal year ended June 30, 1998 was $7,856,136. At June 30, 1998, we had a total deficit since organization of $39,624,889.

         We presently produce a single product known as natural human leukocyte derived alpha interferon. However, because the Food and Drug Administration (for United States distribution) and the European Union (for European distribution) have not yet approved our natural interferon product, we cannot sell this product and, therefore, have no current source of income from operations.


         We will not be able to reduce such losses or operate profitably until we obtain the necessary approvals to sell natural interferon. While we currently have a 10% interest in a separate product for the treatment of rheumatoid arthritis, sales of natural interferon is expected to be our primary source of income. Investors must understand that natural interferon may never receive the necessary approvals from regulatory authorities. In addition, even if approval is received, we may not be able to recover sufficient profit from the sale of natural interferon. If we do not obtain the required approvals nor profit from the sale of natural interferon or other products, Viragen most likely will be forced to terminate its operations. In that case, those who have invested in our Company will likely lose their entire investment.


ADDITIONAL FUNDING NEEDED

         As explained in the previous paragraph, we have no source of income and may not have a source of income for a significant period of time, if ever. Funds are needed to conduct clinical trials so we can receive regulatory approvals. We must obtain funding from outside sources to conduct these trials. In the event we are unable to locate funding or obtain funding on reasonable terms, we will most likely be required to terminate operations. In that case, any investment in our Company would be lost.

DIFFICULTY TESTING PRODUCT

         Our ability to receive the approval of either the Food and Drug Administration ("FDA") or the European Union ("EU") is, in part, dependent on our ability to test natural interferon on human patients. In the past, we had certain problems with our testing programs in Florida. We cannot assure you that our current production technology or new facilities in Florida or Scotland will meet FDA or EU standards.


COMPETITION


         Competition in the immunological and pharmaceutical products industry is intense. Our competitors, which include major pharmaceutical companies, have more experience in research, development and clinical testing of pharmaceutical and biomedical products. They also have greater financial, marketing and human resources than our Company. Some of our competitors already have approvals for and are already marketing synthetic products similar to our product. Competition is only expected to increase in the future. If we are unable to compete with larger, more experienced competitors, we may be forced to terminate operations.


RISK OF TECHNOLOGICAL OBSOLESCENCE

         The research and development of natural interferon and other related products involves rapid technological change. This change can severely affect the production methods, costs, marketing and acceptance of biomedical products. We cannot guarantee that we will have the resources to keep pace with technological changes or that products developed by our competitors will not make it difficult or impossible to market our product.

GOVERNMENT REGULATION MAY AFFECT DEVELOPMENT AND DISTRIBUTION OF NATURAL INTERFERON

         All pharmaceutical manufacturers are subject to various state and federal rules and regulations. In particular, we must comply with FDA guidelines known as current Good Manufacturing Practices. EU regulatory authorities also impose regulations. These rules and regulations are constantly changing and may restrict our ability to produce and distribute our natural interferon product.

UNCERTAINTY OF HEALTH CARE REFORM MEASURES AND THIRD PARTY REIMBURSEMENT

         Our ability to successfully market our products may depend on the receipt of reimbursements from government health administration authorities, private health coverage insurers and other organizations. In September 1993, President Clinton announced a series of legislative and regulatory proposals aimed at reforming the health care system. Although many of the proposals have been not yet been put into effect, these proposals may hurt our ability to raise capital. If these proposals become law, the pricing of products similar to those we produce or the amount of reimbursement available from U.S. governmental agencies or third party insurers may affect our ability to market our product.

RISK THAT PATENTS AND PROPRIETARY TECHNOLOGY MAY NOT PROVIDE PROTECTION

         We intend to rely, in part, on certain proprietary technology in the production of natural interferon. However, we cannot assure you that such proprietary technology will enable us to either manufacture natural interferon more efficiently or enable us to compete effectively with our competitors. In addition, we may be damaged if we are accused of misappropriating a competitor's proprietary technology even if these claims are untrue. We cannot assure you that our future patent applications will be approved, and if granted, that these patents will provide necessary protection to us.

RISKS OF TECHNOLOGY TRANSFERS

         One of our proposed marketing strategies is to sell the right to use our technology and product manufacturing techniques to third parties, who will in turn use them to produce natural human leukocyte alpha interferon outside the United States. We cannot guarantee that we will be able to successfully market the product or receive revenue from such third parties.

PRODUCT LIABILITY AND LIMITATIONS OF PRODUCT LIABILITY INSURANCE

         We may be subject to claims for personal injuries or other damages resulting from the use of natural interferon. In order to protect our Company against such claims, we maintain product liability insurance in the amount of $1,000,000 per occurrence and $2,000,000 in total. We cannot be sure that this insurance will be adequate to cover any liabilities that may result from the use of natural interferon or that we will be able to afford such insurance in the future.

RELIANCE ON FOREIGN THIRD PARTY MANUFACTURER MAY DISRUPT OPERATIONS


         Viragen (Scotland) Ltd. ("VSL"), a wholly-owned subsidiary of Viragen (Europe) Ltd., our majority-owned subsidiary, has entered into a manufacturing agreement with The Common Services Agency of Scotland. Our decision to use an offshore manufacturer could expose VSL to certain risks involved with fluctuations in exchange rates of foreign currencies. In addition, relying on foreign manufacturers exposes us to all the risks of dealing with a foreign manufacturing source. These include governmental regulations, tariffs, import and export restrictions, transportation, taxes and local health and safety regulations. Any such foreign manufacturing arrangements limit our control and may lead to the disruption of our operations.


RISK OF DEPENDENCE ON KEY PERSONNEL


         Our day-to-day operations are managed by Mr. Gerald Smith, our Chairman of the Board and President, Dr. Jay Sawardeker, our Executive Vice President and Chief Operating Officer, Mr. Dennis W. Healey, our Executive Vice President, Treasurer and Chief Financial Officer and Dr. Joseph Morris, our Director of Research and Development.

We have employment agreements with Messrs. Smith, Sawardeker, Healey and Morris which restrict competitive activities by them during the term of their agreements and for a two-year period thereafter. However, the loss of their services would have a negative effect on our ability to conduct business. Our future success will greatly depend on our ability to attract and retain additional skilled personnel in various phases of our operations.


NO DIVIDENDS ANTICIPATED TO BE PAID

         We have never paid cash dividends on our Common Stock and do not expect to pay cash dividends on our Common Stock any time in the near future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors to be determined by our Board of Directors. For the foreseeable future, we anticipate that any earnings from operations will be used to finance our growth and will not be paid to our common stockholders in the form of dividends.

POSSIBLE RESALES OF SECURITIES BY CURRENT STOCKHOLDERS AND DEPRESSIVE EFFECT ON MARKET

         As of September 18, 1998, we had 4,795,882 shares of Common Stock outstanding which were "restricted securities" as that term is defined by Rule 144 under the Securities Act of 1933 (the "Securities Act"). The shares of Common Stock outstanding do not include shares of common stock that may be issued on conversion of the Company's Preferred Stock and upon exercise of various options and warrants. Under Rule 144, a person who holds restricted securities for a period of one year may sell a limited number of shares to the public in ordinary brokerage transactions. Sales under Rule 144 and sales of Common Stock covered by registration statements filed by us may reduce the market price of our Common Stock and increase the number of our publicly held securities.

USE OF PREFERRED STOCK TO RESIST TAKEOVERS; POTENTIAL ADDITIONAL DILUTION


         Our Certificate of Incorporation authorizes 1,000,000 shares of preferred stock, of which at September 21, 1998, 2,650 shares of Series A Preferred Stock, 419 shares of Series H Preferred Stock and 177 shares of Series I Preferred Stock were issued and outstanding. Our Certificate of Incorporation gives our Board of Directors the authority to issue preferred stock without approval of our stockholders. We may issue additional shares of preferred stock to raise money to finance our operations. We may authorize issuance of the preferred stock in one or more series. In addition, we may set the dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. While we include preferred stock in our capitalization to improve our financial flexibility, we could possibly use such preferred stock to preserve control by present management in the event we become subject to a potential hostile takeover. In addition, the issuance of large blocks of preferred stock could possibly have a dilutive effect to our existing stockholders.

                                  THE COMPANY

         Viragen, Inc. was organized in 1980 and is in the business of researching and developing products which help the human immune system resist viral infections. Our primary product is a natural interferon product named OmniferonTM which is produced from human white blood cells. Natural interferon stimulates and controls the human immune system. In addition, interferon may stem the growth of various viruses including those involved with diseases such as hepatitis, multiple sclerosis, cancer and HIV/AIDS.

         Our product has not been approved by the U.S. Food and Drug Administration or the European Union regulatory authorities. Viragen will seek FDA and EU approval for various uses of its Omniferon product in the future. This approval requires several years of clinical trials and substantial additional funds. Until 1993, we did not operate actively because of limited funds. As a result of funds previously raised by us as well as funds from the current transaction, we are concentrating our efforts in obtaining approval for our Omniferon product from the FDA and EU.

         Our affiliate, Viragen (Scotland) Ltd., entered into a license and manufacturing agreement with the Common Services Agency of Scotland, an agent for the Scottish National Blood Transfusion Service. As a result of this agreement, the Scottish Service will help in the manufacture of Viragen (Scotland)'s product for exclusive distribution in the EU and on a non-exclusive basis worldwide. The Scottish Service will receive royalties and special access to our Omniferon product. We have also recently entered into agreements with the American Red Cross, America's Blood Centers and the German Red Cross for supplies of white blood cells. These sources of white blood cells enable us to conduct FDA and EU trials and will also be used for commercial manufacturing in the future.

         Our executive offices are at 865 S.W. 78th Avenue, Suite 100, Plantation, FL 33324. Our telephone number is (954) 233-8746; our facsimile number is (954) 233-1414.

                                ---------------



         EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS PROSPECTUS ARE FORWARD LOOKING AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DESCRIBED FOR A VARIETY OF FACTORS. SUCH FACTORS COULD INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN THE COMPANY'S FORM 10-K ANNUAL REPORT FILED FOR THE FISCAL YEAR ENDED JUNE 30, 1998, AS WELL AS THOSE DISCUSSED ELSEWHERE IN OTHER PUBLIC FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD LOOKING STATEMENTS INCLUDE THE COMPANY'S STATEMENTS REGARDING LIQUIDITY, ANTICIPATED CASH NEEDS AND AVAILABILITY, AND ANTICIPATED EXPENSE LEVELS IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" INCLUDING EXPECTED PRODUCT CLINICAL TRIAL INTRODUCTIONS, EXPECTED RESEARCH AND DEVELOPMENT EXPENDITURES, AND RELATED ANTICIPATED COSTS. ALL FORWARD LOOKING STATEMENTS INCLUDED IN THIS

DOCUMENT ARE BASED ON INFORMATION AVAILABLE TO THE COMPANY ON THE DATE HEREOF, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY SUCH FORWARD LOOKING STATEMENTS. IT IS IMPORTANT TO NOTE THAT THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE IN SUCH FORWARD LOOKING STATEMENTS.


                            SELLING SECURITY HOLDERS

      REGULATION D COMMON STOCK PRIVATE EQUITY LINE SUBSCRIPTION AGREEMENT

OVERVIEW

         On September 22, 1998 (the "Subscription Date"), the Company entered into a Regulation D Common Stock Private Equity Line Subscription Agreement (the "Subscription Agreement") with Swartz Private Equity, LLC (the "Subscriber"). The Subscription Agreement entitles the Company to require the Subscriber to purchase up to $15,000,000 of the Company's Common Stock (the "Put" or "Put Right") from time to time during a three-year period beginning on the Subscription Date.

PUT RIGHTS


         In order to exercise a Put Right, the Company must have an effective and current registration statement (the "Registration Statement"), registering the shares of Common Stock for the Put Shares, Warrants Shares and any Additional Shares (all as defined below) (the "Effective Period"). During any Effective Period, the Company may give 10 trading days (or in certain cases 20 trading days) advance notice to the Subscriber ("Advance Put Notice") of the date on which the Company intends to exercise a particular Put Right ("Put Date"). The Advance Put Notice must indicate:


         (1) the number of Put Shares the Subscriber will be required to purchase (the "Put Share Amount");

         (2) the minimum period of consecutive trading days for the purpose of determining the requisite reported trading volume (the "Volume Evaluation Period"); and

         (3) the corresponding pricing period (the "Pricing Period") for determining the price of the Common Stock subject to the Advance Put Notice.

         The Put Share Amount may not exceed a number of shares of Common Stock equal to one-half of the total daily reported trading volume of Viragen's Common Stock (the "Trading Volume") during the ten consecutive trading days ending on the trading day immediately preceding the Put Date.

         For each Put Share, the Subscriber will pay us (the "Put Share Price") the lesser of:

         (1) 87.5% of the lowest closing bid price of the Company's Common Stock during the Pricing Period; or

         (2) the lowest closing bid price of Viragen's Common Stock during the number of trading days immediately following the Put Date equal to twice the number of trading days in the Volume Evaluation Period (the "Pricing Period") minus $0.225.

WARRANTS


         On each six month anniversary of the Subscription Date (each "Six Month Anniversary"), the Company will issue Warrants to purchase a number of shares of Common Stock (the "Warrant Shares") equal to 10% of the number of shares issued to the Subscriber for all Puts exercised in the six month period ("Six Month Period") preceding such Six Month Anniversary.


         The Warrants will be exercisable for a five year period beginning on the date the Warrants are issued. The Warrants are exercisable at a price equal to 108% of the lowest closing bid price of the Company's Common Stock during the ten trading days immediately preceding the applicable Six Month Anniversary.

LIMITATIONS AND CONDITIONS TO COMPANY'S PUT RIGHTS

         The Subscriber is not required to acquire any Put Shares for any particular Put for which between the Advance Put and the date the particular Put closes Viragen: (1) has announced or implemented a stock split of its Common Stock; (2) has paid a common stock dividend; (3) has made a distribution of its Common Stock or of any portion of its assets; (4) has completed a major transaction (including a transaction which is a change of control); or (5) has not satisfied certain due diligence requirements of the Subscriber.

         The Subscriber is not required to purchase any number of Put Shares (the "20% Excess"), which when added to the total number of Put Shares, Warrant Shares and Additional Shares acquired by the Subscriber, exceeds 20% of Viragen's Common Stock ("20% Issuance"). This limitation does not apply if the Company receives stockholder approval under Nasdaq Rule 4460(I)(l)(d)(ii) to complete the 20% Issuance. In the event the Company does not get stockholder approval for any 20% Issuance, the Company will pay the Subscriber a cash amount equal to the number of shares equal to the 20% Excess multiplied by the lowest closing bid price of Viragen's Common Stock during the applicable period.

TERMINATION OF OBLIGATIONS TO PURCHASE PUT SHARES AND DAMAGES

         The Subscriber can terminate ("Termination Rights") its obligations to purchase Put Shares if:

         (1) the Company's Common Stock is de-listed from the Nasdaq National or SmallCap Market System for a period of greater than four consecutive months (the "Delisting Event");

         (2) the Registration Statement remains ineffective for a period of four consecutive months (the "Ineffective Period"); or

         (3) any Delisting Events and Ineffective Periods continue for a combined cumulative four month period.

SHORT SALES

         The Subscriber and its affiliates may not make short sales of the Company's Common Stock unless the Subscriber has received an Advance Put Notice and the amount of shares involved in the short sales is not more than the Put Share Amount stated in the Advance Put Notice.

COMPANY'S OPTION TO CANCEL PUTS

         The Company may cancel a particular Put (the "Put Cancellation") between the date of the Put Notice and the last day of the Pricing Period if
(1) the Company discovers a material misrepresentation relative to the Subscriber's investment decision or an Ineffective Period occurs after a Put Date but before a Put closing; or (2) the closing bid price of Virgen's Common Stock on the date the Subscriber receives notice of the Company's intent to cancel a Put is less than 80% of the closing bid price of Viragen's Common Stock on the date the most recent Advance Put Notice was delivered.

         Even in the event of a Put Cancellation, the Company must issue the Subscriber the number of shares sold by the Subscriber between the date of the most recent Advance Put Notice and the applicable Put Cancellation date.


         Viragen may also terminate all further Puts by providing the Subscriber with notice of termination. However, any such termination does not affect any other rights or obligations of the Company under the Subscription Agreement, the Warrants or the Registration Rights Agreement. However, the Company may be obligated to pay the Placement Agent up to $200,000 less amounts previously paid.


RESTRICTIVE COVENANTS

         During the term of the Agreement, Viragen must not issue any debt or equity securities in a private transaction which are convertible or exercisable into Common Stock with a conversion or exercise price which may be adjusted based on the occurrence of certain events ("Variable Priced Securities"). Viragen may also not enter into any private equity line type agreements similar to the Subscription Agreement without obtaining the

Subscriber's prior written approval. In addition, Viragen may not transfer any of its material assets to any subsidiary of the Company (except for cash transactions) or sell any of its material assets to any owner of 20% or more of Viragen's Common Stock.

RIGHT OF FIRST REFUSAL

         The Subscriber has the right of first refusal to purchase any Variable Priced Securities offered by the Company in any private transaction which closes on or prior to six months after the termination of the Subscription Agreement.

PLACEMENT AGENT

         Swartz Investments, LLC, d/b/a Swartz Institutional Finance (the "Placement Agent") is acting as placement agent for this transaction and is related to the Subscriber. In consideration for its services, the Placement Agent is entitled to receive a cash fee of up to 7% for the first $5,000,000 received by Viragen from exercising Put Rights, 6% for the amounts between $5,000,000 and $10,000,000 received by Viragen from exercising Put Rights and 3.5% for any amounts raised over $10,000,000 received by Viragen from exercising Put Rights. Even if no Put Rights are exercised, Viragen must pay the Placement Agent $100,000 during any Six Month Period. These amounts exclude any proceeds received from the exercise of the Warrants.

         The Placement Agent is also entitled to receive two separate warrants. The first warrant entitles the Placement Agent to purchase a number of shares of Common Stock equal to the number of Put Shares purchased by the Subscriber in any Six Month Period at an exercise price of 125% of the Put Share Price for the Put Shares purchased in the applicable Six Month Period. The second warrant entitles the Placement Agent to purchase a number of shares of Common Stock equal to the number of shares of Common Stock underlying the Put Share Warrants issued to the Subscriber on any Six Month Period at an exercise price of 108% of the lowest closing bid price of the Common Stock for the ten trading days immediately preceding the applicable Six Month Period. The Placement Agent Warrants are exercisable for a period of five years from the date of issuance.

SUBSCRIBERS RIGHT OF INDEMNIFICATION

         The Company is obligated to indemnify the Subscriber from all liability and losses resulting from any misrepresentations or breaches by the Company of the Subscription Agreement (including the Registration Rights Agreement and other related agreements), or the Registration Statement.

STOCK OWNERSHIP

         The following table sets forth as of September 21, 1998 (1) the name of the selling security holder, (2) the amount of Common Stock held directly or indirectly or underlying the Warrants and the Placement Agent Warrants to be offered by the selling security holders and (3) the amount to be owned by the selling security holders following sale of such shares.

As of September 21, 1998, there were outstanding 54,425,121 shares of Common Stock of the Company.


                                                                                                 Shares to be
Name of Selling                                Number of                  Shares to              Owned After
Security Holders                            Shares Owned(3)               Be Offered             Offering
----------------                            ---------------               ----------             ------------

Swartz Private Equity, LLC(1)                     0                            0                        0
Swartz Investments, LLC(2)                        0                            0                        0

----------------------


(1) Does not include up to (i) 12,000,000 shares of Common Stock that could be issued in connection with the exercise of Put Rights under to the Subscription Agreement; (ii) 1,200,000 shares of Common Stock that could be issued upon the conversion of the Warrants exercisable for a five year period at a price equal to 108% of the lowest closing bid price of the Company's Common Stock during the ten trading days preceding the applicable Six Month Period; and (iii) 800,000 Shares of Common Stock that could be issued to the Subscriber as a result of adjustment in the number of shares to be issued as additional shares in certain events which may cause a delay or suspension of the sales of shares. Address is 200 Roswell Summit, Suite 285, 1080 Holcomb Bridge Road, Roswell, Georgia 30076.

(2) Does not include up to 1,000,000 shares of Common Stock that could be issued upon exercise of the Placement Agent Warrants. Address is 200 Roswell Summit, Suite 285, 1080 Holcomb Bridge Road, Roswell, Georgia 30076.

         The Company has agreed to pay for all costs and expenses in the issuance, offer, sale and delivery of the Shares. These include, all expenses and fees of preparing, filing and printing the Registration Statement and mailing of these items. The Company will not pay selling commissions and expenses for any sales by the selling security holders. The Company will indemnify the selling security holders against civil liabilities including liabilities under the Securities Act of 1933.


                              PLAN OF DISTRIBUTION

         These Shares may be sold by the selling security holders, or by other successors in interest. The sales may be made on one or more exchanges or in the over-the-counter market (including the Nasdaq National Market of The Nasdaq Stock Market), or at prices related to the then current market price, or in negotiated transactions.

         The Shares may be sold by one or more of the following methods, including, without limitation:

         (1) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal;

         (2) purchases by a broker or dealer as principal and resale by such broker or dealer;

         (3) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

         (4) face-to-face or other direct transactions between the selling security holders and purchasers without a broker-dealer or other intermediary.

         In addition, the selling security holders may, subject to the restrictions described below and previously under "Selling Security Holders", sell short the Common Stock of the Company. In these instances, this Prospectus may be delivered in connection with such short sale and the Shares offered may be used to cover such short sale. Swartz Private Equity, LLC is an underwriter within the meaning of the Act in connection with the sale of the shares offered hereby. In making sales, broker-dealers, or agents engaged by the selling security holders may arrange for other broker-dealers or agents to participate. Such broker-dealers may receive commissions or discounts from the selling security holders in amounts to be negotiated immediately prior to the sale. These broker-dealers and agents and any other participating broker-dealers or agents, as well as the selling security holders and the placement agent, may be considered to be "underwriters" within the meaning of the Act. In addition, any securities covered by this Prospectus that qualify for sale under Rule 144 may be sold under Rule 144 rather than by this Prospectus.


                           DESCRIPTION OF SECURITIES

         The Company is currently authorized to issue up to 75,000,000 shares of Common Stock, par value $.01 per share, of which 54,425,121 shares were outstanding as of September 21, 1998. The Company is also authorized to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share, of which 2,650 shares of Series A Preferred Stock, 419 shares of Series H Preferred Stock and 177 shares of Series I Preferred Stock were outstanding as of September 21, 1998.

COMMON STOCK

         Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a proportionate basis, such dividends as may be declared by the Board of Directors. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided proportionately on a per share basis among the holders of the Common Stock.

         Each share of Common Stock has one vote. Holders of Common Stock do not have cumulative voting rights, which means that the holders of a plurality of the shares voting for the election of Directors can elect all of the Directors. In that event, the holders of the remaining shares will not be able to elect any Directors. The By-Laws of the Company provide that a majority of the issued and outstanding shares of Common Stock are a quorum to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

PREFERRED STOCK

         The Company is authorized to issue a total of 1,000,000 shares of preferred stock, par value $1.00 per share. The preferred stock may be issued by resolutions of the Company's Board of Directors without any action of the stockholders. However, any issuance of 20% of Viragen's Common Stock will require stockholder approval under Nasdaq Rule 4460(I)(1)(d)(ii). These resolutions may authorize issuances of such preferred stock in one or more series. In addition, they may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series.

         While the Company includes preferred stock in its capitalization to improve its financial flexibility, preferred stock could possibly be used by the Company to preserve control by present management in the event of a potential hostile takeover of the Company. In addition, the issuance of large blocks of preferred stock could also have a dilutive effect to existing holders of Common Stock of the Company.


         Viragen has authorized 375,000 shares of Series A Preferred Stock of which 2,650 shares are outstanding. Viragen has authorized 500 shares of Series H Preferred Stock of which 419 shares are outstanding, Viragen has also authorized 200 shares of Series I Preferred Stock, of which 177 shares are outstanding. The Company had also previously authorized the issuance of 15,000 shares of 5% Cumulative Convertible, Series B Preferred Stock, 5,000 shares of Series C Preferred Stock, 15,000 shares of Series D Preferred Stock, 5,000 shares of Cumulative Convertible Preferred Stock, Series E; 15,000 shares of Convertible Preferred Stock Series F and 4,000 shares of Series G Preferred Stock, no shares of which are outstanding.


         SERIES A PREFERRED STOCK

         Viragen established the Series A Preferred Stock in January 1984. Each share of Series A Preferred Stock is immediately convertible into 4.26 shares of Common Stock. Dividends on the Series A Preferred Stock are cumulative, have priority to the Common Stock and are payable in either cash or Common Stock, at the option of the Company.

         The Series A Preferred Stock has voting rights only if dividends are in arrears for five annual dividends. Upon such occurrence, the voting is limited to the election of two directors. Voting rights terminate upon payment of the cumulative dividends. The Series A Preferred Stock is redeemable at the option of the Company at any time after expiration of ten consecutive business days during which the bid or last sale price for the Common Stock is $6.00 per share or higher. There is no mandatory redemption or sinking fund obligation for the Series A Preferred Stock.

         Owners of the Series A Preferred Stock will be entitled to receive $10.00 per share (plus accrued and unpaid dividends) upon liquidation, dissolution or winding up of the Company. This is before any distribution or payment is made to holders of the Common Stock or other stock of the Company junior to the Series A Preferred Stock.

         SERIES H AND SERIES I PREFERRED STOCK


         The Series H Preferred Stock and the Series I Preferred Stock (sometimes collectively referred to in this section as the "Preferred Stock") have no dividends, although an 8% accretion factor has been included for purposes of determining the liquidation and conversion amounts. The Preferred Stock carries no voting rights. The stated value of the Preferred Stock is $10,000 per share.

         The Preferred Stock, including the 8% accretion factor, is convertible into shares of Common Stock of the Company at the lower of


         (1) the Fixed Conversion Price of $1.59; or

         (2) the Variable Conversion Price which will equal 82% of the Market Price on the date of conversion (the "Conversion Price").

         The amount of the shares a holder of the Preferred Shares may convert into is limited to a maximum of 15% of the aggregate principal amount of the Series H Preferred Stock or the Series I Preferred Stock issued to a holder for each monthly period. This is subject to a maximum of 25% per monthly period if the holder has not elected to convert the permitted 15% amount for the series during any previous monthly conversion period. In addition, this conversion quota will not be applicable in the event the Company completes certain offerings of its securities.

         At the option of the Company, any shares of Preferred Stock which are outstanding on August 19, 2000 will either be (1) automatically converted at the Conversion Rate in effect at that time or (2) automatically redeemed at the Stated Value plus any liquidated damages and any other cash payments then due from the Company ("Total Value").

         The Company also has the right to redeem ("Right to Redeem") all or any part of the Preferred Stock submitted for conversion if on the date of conversion the Conversion Price of the Company's Common Stock is less than the Fixed Conversion Price. Under the Right to Redeem option, if the closing bid price of the Common Stock on the date of conversion ("Closing Bid Price") is less than $1.50, the redemption price paid by the Company to the Holder will be $11,200 per share of Preferred Stock. On the other hand, if the Closing Bid Price is greater than $1.50, the redemption price paid by the Company to the Holder will be $11,750 per share of Preferred Stock.

         In addition, at any time commencing February 20, 1999, the Company has the Right to Redeem the Preferred Stock. However, the Company is only entitled to redeem Preferred Stock having an aggregate Stated Value of at least $1,000,000. The redemption price is equal to 120% of the Total Value of the Preferred Stock through August 19, 1999,and is equal to 115% of the Total Value of the Preferred Stock through August 19, 2000.

         A holder may not convert Preferred Stock if, as a result of conversion, the shares of Common Stock beneficially owned by the holder would exceed 4.9% of the outstanding shares of the Company. However, the converting holder or holders may waive the 4.9% Restriction by providing notice to the Company of the intent to waive this restriction. In no event may holders convert Preferred Stock if the total number of shares issuable upon conversion would exceed the maximum number of shares of Common Stock that the Company could, without stockholder approval, issue under Nasdaq Rule 4460(i)(l)(d)(ii).


         The Company has agreed that through February 19, 1999, it will not, without the prior written consent of each holder, issue or sell, any equity or debt securities of the Company (not including securities sold in underwritten public offerings or mergers, acquisitions or similar transactions) or any of its subsidiaries. An exception is if the Company has first delivered to each holder a written notice describing such future offering and providing each holder and its affiliates an option to purchase up to the full amount of the securities being offered in the future offering on the same terms as in the future offering. However, if any holder chooses not to participate in any future offering, then any debt or equity security issued in that offering will be ineligible for resale and/or conversion, until November 19, 1999.


OVER-THE-COUNTER MARKET

         The Company's Common Stock is traded in the Nasdaq National Market under the symbol "VRGN." If for any reason the Common Stock does not remain accepted for inclusion on Nasdaq, then the Company's Common Stock would continue to be traded in the over-the-counter markets through the "pink sheets" or the NASD's OTC Bulletin Board. In the event the Common Stock were not included on Nasdaq, the Company's Common Stock would be covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse).

         For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities. It also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

TRANSFER AGENT

         The Transfer Agent for the shares of Common Stock is Chase Mellon Shareholders Services, Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660-2108.


                                 LEGAL MATTERS

         Certain legal matters in connection with the Shares being offered hereby will be passed upon by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301. Members of that firm or members of their family own a total of 37,000 shares of Common Stock of the Company.


                                    EXPERTS


         The consolidated financial statements of Viragen, Inc. appearing in Viragen, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 1998, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



                                INDEMNIFICATION

         Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

         A corporation may indemnify against expenses (including attorney's fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

         Insofar as indemnification for liabilities arising under the Act is permitted as to directors, officers and controlling persons of the Company, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy. The Company will be governed by the final adjudication of such issue.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses, all of which are being paid by the Company, in connection with this offering.

         Registration fee.............................................$ 6,373
         Legal fees and expenses......................................  5,000*
         Blue sky qualification fees and expenses ....................  1,000*
         Accounting fees and expenses................................. 10,000*
         Printing expenses............................................  5,000*
         Miscellaneous................................................  1,627*
                                                                      -------

         Total .......................................................$29,000*
                                                                      =======
----------------------
*Estimated

Item 15.          Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware allows a corporation to indemnify any person who was or is,or is threatened to be made a party to any threatened, pending or completed suit or proceeding. This applies whether the matter is civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the corporation.

         A corporation may indemnify against expenses (including attorney's fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

         Section 145 of the General Corporation Law of Delaware further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys' fees) actually and reasonably incurred by him or her.

         Insofar as indemnification for liabilities arising under the Act is permitted as to directors, officers and controlling persons of the Company, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy. The Company will be governed by the final adjudication of such issue.

Item 16.          Exhibits.


EXHIBIT           DESCRIPTION
-------           -----------

(2)               Plan of acquisition, reorganization, arrangement, liquidation or succession
                  (incorporated by reference to the Company's registration statement on
                  Form S-3 dated April 15, 1997, as amended, File No. 333-25187, Part II,
                  Item 16, (2)("April 1997 Form S-3)).

(2)(i)            Plan of Merger between Florida Immunological Institute, Inc. and Vira-
                  Tech, Inc., dated September 30, 1986 (incorporated by reference to the
                  Company's registration statement on Form S-2, dated October 24, 1986, as amended File No. 33-9714 ("1986 Form S-2"), Part II, Item 16, 2.1)

(2)(ii)           Articles of Merger of Florida Immunological  Institute  into Vira-Tech,
                  Inc., dated September 30, 1986  (incorporated  by reference to 1986 Form
                  S-2, Part II, Item 16, 2.2)

(3)(i)            Articles of Incorporation  and By-Laws  (incorporated by reference to the
                  Company's registration statement on Form S-1, dated June 8, 1981, as amended, File No. 2-72691, "Form S-1", Part II, Item 30(b) 3.1 and 3.2)

(3)(ii)           Amended  Certificate of  Incorporation  (incorporated  by reference to
                  1986 Form S-2, Part II, Item 16, 4.2)

(4)               Instruments defining the rights of security holders, including indentures
                  (incorporated by reference to April 1997 Form S-3, Item 16, (4))

(4)(i)            Certificate of Designation for Series A Preferred Stock, as amended
                  (incorporated by reference to 1986 Form S-2, Part II, Item 16, 4.4)

(4)(ii)           Specimen  Certificate  for Unit (Series A Preferred  Stock and Class A
                  Warrant)  (incorporated by reference to 1986 Form S-2,  Part II, Item 16,
                  4.5)


EXHIBIT           DESCRIPTION
-------           -----------

(4)(iii)          Omitted

(4)(iv)           Omitted

(4)(v)            Omitted

(4)(vi)           Omitted

(4)(vii)          Omitted

(4)(viii)         Form of three  year 8.5%  Convertible  Subordinated  Debenture
                  (incorporated by reference to the Company's  Current Report on  Form 8-
                  K dated November 17, 1993)

(4)(ix)           Form of Stock Option Agreement dated November 19, 1993, issued to
                  Messrs.  Dennis W.  Healey  and Peter D.  Fischbein (incorporated by reference to the Company's Current Report on Form 8-K dated November
                  17, 1993)

(4)(x)            1995 Stock Option Plan

(4)(xi)           Certificate  of  Designation  for  Series B  Preferred  Stock, (incorporated by reference to the Company's  Current Report on Form 8-K dated June
                  7, 1996)

(4)(xii)          Omitted

(4)(xiii)         Certificate of Designations  Preferences and Rights for Series C Preferred
                  Stock  (incorporated by reference to the Company's Current Report on
                  Form 8-K dated February 14, 1997)

(4)(xiv)          Certificate of Designations  Preferences and Rights for Series D Preferred
                  Stock  (incorporated by reference to the Company's Current Report on
                  Form 8-K dated February 14, 1997)

(4)(xv)           Certificate of Designations, Preferences and Rights for Series E Preferred
                  Stock  (incorporated by reference to the Company's  Current Report on
                  Form 8-K dated March 6, 1997)


EXHIBIT           DESCRIPTION
-------           -----------

(4)(xvi)          Certificate of Designations, Preferences and Rights for Series F Preferred
                  Stock (incorporated by reference to  the Company's Current Report on
                  Form 8-K dated September 22, 1997)

(4)(xvii)         Certificate of Designations, Preferences and Rights for Series G 10%
                  Cumulative Convertible Preferred Stock (incorporated by reference to  the
                  Company's Current Report on Form 8-K dated September 22, 1997)

(4)(xvii)         Certificate of Designations, Preferences and Rights for Series H Preferred
                  Stock (incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-65199))

(4)(xviii)        Certificate of Designations, Preferences and Rights of Series I Preferred
                  Stock (incorporated by reference to the Company's Registration Statement on Form S-3 (File No. 333-65199))

(5)               Opinion of Atlas,  Pearlman,  Trop & Borkson,  P.A.  as to the validity of the securities being registered (previously filed)

(10)              Material contracts

(10)(i)           Research Agreement between the Registrant and Viragen Research
                  Associates   Limited  Partnership  dated  December  29,  1983
                  (incorporated  by reference to Medicore S-1, File No. 2-89390, dated
                  February  10,  1984  ("Medicore  S-1"),  Part II,  Item 16(a)(10)(xxxiii))

(10)(ii)          License  Agreement between the Registrant and Viragen Research
                  Associates   Limited  Partnership  dated  December  29,  1983
                  (incorporated  by reference to Medicore  S-1, Part II, Item 16
                  (a)(10)(xxxiv))

(10)(iii)         Omitted

(10)(iv)          Royalty Agreement between the Company and Medicore, Inc. dated
                  November 7, 1986  (incorporated  by  reference to the November 1986
                  Form 8-K, Item 7(c)(i))

(10)(v)           Amendment  to  Royalty   Agreement  between  the  Company  and
                  Medicore,  Inc.  dated  November  21,  1989  (incorporated  by reference to the  Company's  Current  Report on Form 8-K dated December 6,
                  1989, Item 7 (c)(i))


EXHIBIT           DESCRIPTION
-------           -----------

(10)(vi)          Promissory  Note from the  Company  to  Medicore,  Inc.  dated August
                  6, 1991  (incorporated  by reference  to the  Company's 1991 Form 10-K,
                  Part IV, Item 10(a)(10)(xx))

(10)(vii)         Loan  Agreement  between the Company and Medicore,  Inc. dated
                  January 31, 1991  (incorporated  by reference to the Company's Current
                  Report  on Form 8-K dated  February  26,  1991,  Item  7(c)(ii))

(10)(viii)        Amendment to Loan Agreement  between the Company and Medicore,
                  Inc.  dated August 6, 1991  (incorporated  by reference to the Company's
                  1991 Form 10-K, Part IV, Item 14(a)(10)(xxi))

(10)(ix)          Florida Real Estate  Mortgage and Security  Agreement from the
                  Company to Medicore,  Inc. dated August 6, 1991  (incorporated by reference to the  Company's  1991 Form 10-K,  Part IV, Item
                  14(a)(10)(xxii))

(10)(x)           Omitted

(10)(xi)          Omitted

(10)(xii)         Promissory  Note  to  Equitable  Bank  dated  August  2,  1991
                  (incorporated  by reference to the Company's  Quarterly Report on Form
                  10-Q for the  second  quarter  ended  June  30,  1991 ("June, 1991 Form
                  10-Q"), Part II, Item 6(a)(28)(i))

(10)(xiii)        Mortgage and Security  Agreement  issued to the Equitable Bank dated
                  August  2,  1991  (incorporated  by  reference  to  the Company's June,
                  1991 Form 10-Q, Part II, Item 6(a)(28)(ii))

(10)(xiv)         Acquisition Agreement between the Company and Medicore,  Inc. dated
                  August  2,  1991  (incorporated  by  reference  to  the Company's 1991
                  Form 10-K, Part IV, Item 14(a)(10)(xxiii))

(10)(xv)          Lease between the Company and Medicore, Inc. dated December 8, 1992
                  (incorporated  by  reference  to the  Company's  Current Report on Form
                  8-K, dated January 21, 1993 ("January 1993 Form 8-K"), Item
                  7(c)(10)(i))


EXHIBIT           DESCRIPTION
-------           -----------

(10)(xvi)         Addendum to Lease between the Company and Medicore, Inc. dated
                  January 15, 1993  (incorporated  by reference to the Company's January
                  1993 Form 8-K, Item 7(c)(10)(ii))

(10)(xvii)        Agreement  for Sale of Stock between the Company and Cytoferon Corp.
                  dated February 5, 1993 (incorporated by reference to the Company's
                  Current Report on Form 8-K, dated February 11, 1993, Item 7(c)(28))

(10)(xviii)       Addendum to  Agreement  for Sale of Stock  between the Company and
                  Cytoferon  Corp.  dated  May  4,  1993  (incorporated  by reference to the  Company's  Current  Report on Form 8-K dated May 5, 1993, Item
                  7(c)(28)(i))

(10)(xix)         Amendment No. 2 to the Royalty  Agreement  between the Company and
                  Medicore,  Inc.  dated  May  11,  1993  (incorporated  by reference to the Company's  June 30, 1993 Form 10-K,  Part IV, Item 14(a)(10)(xix))

(10)(xx)          Note and Mortgage  Modification  Agreement between the Company and
                  Medicore,  Inc.  dated August 18, 1993  (incorporated  by reference to the Company's  June 30, 1993 Form 10-K,  Part IV, Item 14(a)(10)(xx))

(10)(xxi)         Amendment No. 2 to the Loan Agreement  between the Company and
                  Medicore,  Inc.  dated  August  18,  1993   (incorporated  by reference to
                  the Company's  June 30, 1993 Form 10-K,  Part IV, Item 14(a)(10)(xxi))

(10)(xxii)        Amendment  to  Acquisition  Agreement  between the Company and
                  Medicore,   Inc.  dated  August  18,  1993   (incorporated  by reference
                  to the Company's  June 30, 1993 Form 10-K,  Part IV, Item
                  14(a)(10)(xxii))

(10)(xxiii)       Marketing  and  Management   Services  Agreement  between  the
                  Company   and   Cytoferon   Corp.   dated   August  18,   1993
                  (incorporated by reference to the Company's June 30, 1993 Form 10-K,
                  Part IV, Item 14(a)(10)(xxiii))

(10)(xxiv)        Agreement for Sale of Stock between  Cytoferon and the Company dated
                  November  19, 1993  (incorporated  by  reference to the Company's current report on Form 8-K, dated November 12, 1993)

(10)(xxv) Employment Agreement between Gerald Smith and the Company dated November 19, 1993 (incorporated by reference to the Company's current report on Form 8-K, dated
                  November 12, 1993) as amended by Modified Employment
                  Agreement dated December 15, 1994


EXHIBIT           DESCRIPTION
-------           -----------

(10)(xxvi)        Common  Stock  Purchase  Warrant  Agreement  between  Northlea
                  Partners   Ltd.  and  the  Company   dated   January  6,  1994
                  (incorporated by reference to the Company's  Current Report on Form 8-
                  K, dated November 17, 1993)

(10)(xxvii)       Management Consulting Agreement between the Company,  Medvest, Inc.
                  and Dr. John Abeles dated  January 6, 1994  (incorporated by  reference to the  Company's  Current  Report on Form 8-K, dated November 17,
                  1993)

(10)(xxviii)      Employment  Agreement between Dennis W. Healey and the Company
                  dated  April  8,  1994   (incorporated  by  reference  to  the Company's
                  Annual  Report on Form 10-K for the year ended June 30, 1994) as amended by Modified  Employment  Agreement  dated December 15,
                  1994

(10)(xxix)        Promissory Note between the Company and Gerald Smith dated April 18,
                  1994 (incorporated by reference to the Company's June 30, 1994 Form 10-K,
                  Part IV, Item 14(a) (10)(xxviii))

(10)(xxx)         Employment Agreement between Charles F. Fistel and the Company dated
                  July 1, 1994 (incorporated by reference to the Company's  Annual
                  Report on Form 10-K for the year ended June 30,  1994) as amended by
                  Modified Employment Agreement dated December 15, 1994

(10)(xxxi)        Placement  Agent  Agreement and Common Stock Purchase  Warrant
                  issued to Laidlaw Equities, Inc. and designees (incorporated by reference to the April 1997 Form S-3, Part II, Item 16, 10(xxxi)).

(10)(xxxii)       Amendment No. 1 to Agreement for Sale of Stock with Cytoferon

(10)(xxxiii)      Modified Sale of Stock and Stock Option  Agreement  with Peter D.
                  Fischbein(1)incorporated by reference to the Company's 1995 Form SB-2,

                  Part II, Item 27(10)(xxxiii))

(10)(xxxiv) Agreement with Moty Hermon (incorporated by reference to the Company's 1995 Form SB-2, Part II, Item 27(10)(xxxiv))

(10)(xxxv)        Agreement   with   University  of  Nebraska   Medical   Center
                  (incorporated  by  reference to the  Company's  1995 Form SB-2, Part II,
                  Item 27(10)(xxxv))


EXHIBIT           DESCRIPTION
-------           -----------

(10)(xxxvi)       License  and  Manufacturing  Agreement  with  Common  Services
                  Agency  (incorporated  by reference to the Company's  1995 Form SB-2,
                  Part II, Item 27(10)(xxxiv))

(10)(xxxvii)      Agreed Motion for Consent Final Order and Settlement Agreement dated
                  August  29,  1995  (incorporated  by  reference  to the Company's June
                  30, 1995 Form 10-KSB)

(10)(xxxviii)     Agreement and Plan of  Reorganization  dated  November 8, 1995 and
                  Amendment  thereto (incorporated  by  reference  to  the Company's
                  Post-Effective  Amendment  No.  1  to  Registration Statement on Form
                  SB-2)

(10)(xxxix)       Private Securities  Subscription Agreement dated June 7, 1996, and
                  Registration Rights Agreement (incorporated by reference to the
                  Company's Current Report on Form 8-K dated June 7, 1996)

(10)(xl)          Employment Agreement between Charles F. Fistel and the Company dated
                  July 1, 1996 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996)

(10)(xli)         Stock  Option  Agreement  between the Company and Fred D. Hirt dated
                  August  2,  1996  (incorporated  by  reference  to  the Company's
                  Annual  Report on Form 10-K for the year ended June 30, 1996)

(10)(xlii)        Form  of  Private  Securities   Subscription  Agreement  dated November
                  27, 1996 and related  Registration  Rights  Agreement and Common Stock
                  Purchase  Warrant  (incorporated by reference to the Company's Current
                  Report on Form 8-K dated February 14, 1997)

(10)(xliii)       Private  Securities  Subscription  Agreement  dated   February 3, 1997
                  and related Regulation Rights  Agreement, Common Stock Purchase
                  Warrant  and  related   agreements (incorporated by reference to the
                  Company's  Current Report on   Form 8-K dated  February 14, 1997)

(10)(xliv)        Securities  Purchase  Agreement  dated as of December 31, 1996 and related  Registration  Rights  Agreement  (incorporated by reference to the
                  Company's  Current  Report on Form 8-K dated March 6, 1997)


EXHIBIT           DESCRIPTION
-------           -----------

(10)(xlv)         Employment  Agreement  between  Gerald  Smith and the  Company dated  March 1, 1997 (incorporated  by  reference to the Company's
                  Annual Report on Form 10-K, dated June 30, 1997)

(10)(xlvi)        Employment  Agreement between Dennis W. Healey and the Company dated  March 1, 1997 (incorporated  by  reference  to  the Company's
                  Annual  Report on Form 10-K for the year ended June 30, 1997)

(10)(xlvii)       Employment Agreement between Robert C. Reeh and the Company dated
                  May 19, 1997 (incorporated by reference to the Company's Annual
                  Report on Form 10-K for the year ended June 30, 1997)

(10)(xlviii)      11 month 10% Promissory Note dated July 1, 1997 (incorporated by reference to the Company's Current Report on Form 8-K dated August
                  28, 1997)

(10)(xlix)        Employment Agreement between Robert H. Zeiger and the Company dated August 1, 1997 (incorporated by reference to the Company's Annual
                  Report on Form 10-K for the year ended June 30, 1997)

(10)(l)           Omitted

(10)(li)          Omitted

(10)(lii)         Stock Exchange Agreement (Series F Convertible Preferred Stock
                  Exchange Agreement) (incorporated by reference to the Company's
                  Current Report on Form 8-K dated September 22, 1997, Item 7(c)4)

(10)(liii)        Stock Exchange Agreement (Series G Convertible Preferred Stock
                  Exchange Agreement) (incorporated by reference to the Company's
                  Current Report on Form 8-K dated September 22, 1997, Item 7(c)5)

(10)(liv)         10% Promissory Note to Clearwater Fund IV, LTD. (incorporated by reference to the Company's Current Report on Form 8-K dated September
                  22, 1997, Item 7(c)1)

(10)(lv)          Cooperation and Supply Agreement between the Company and the
                  German Red Cross dated May 19, 1998 (incorporated by reference to the
                  Company's Annual Report on Form 10-K for the year ended June 30,
                  1998)


EXHIBIT           DESCRIPTION
-------           -----------

(10)(lvi)         Series H Convertible Preferred Stock, Form of Subscription Agreement
                  dated February 17, 1998 and related Registration Rights Agreement and
                  Common Stock Purchase Warrants (incorporated by reference to the
                  Company's Registration Statement on Form S-3 dated April 17, 1998)

(10)(lvii)        Series I Convertible Preferred Stock, Form of Subscription Agreement
                  dated April 2, 1998 and related Registration Rights Agreement and
                  Common Stock Purchase Warrants (incorporated by reference to the
                  Company's Registration Statement on Form S-3 dated April 17, 1998)

(10)(lviii)       Cooperation and Supply Agreement between the Company, Viragen
                  Deutschland GmbH and German Red Cross dated March 19, 1998
                  (Certain portions of this exhibit have been redacted pursuant to a
                  Confidentiality request submitted to the Securities and Exchange
                  Commission (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1998)

(10)(lix)         Buffycoat Supply Agreement between American's Blood Centers and the
                  Company dated July 15, 1998 (Certain portions of this exhibit have been redacted pursuant to a Confidentiality Request submitted to the Securities and Exchange Commission) (incorporated by reference to the Company's
                  Annual Report on Form 10-K for the year ended June 30, 1998)

(10)(lx)          Agreement between the Company the American Red Cross dated August
                  18, 1998 (incorporated by reference o the Company's Annual Report on
                  Form 10-K for the year ended June 30, 1998)

(10)(lxi)         Placement Agreement, Placement Agent Warrant and Investor Warrant

                  dated September 22, 1998 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1998)

(11)              Computation of Per Share Earnings (incorporated by reference to the
                  Company's Quarterly Report on Form 10-Q dated February 10, 1998,
                  Part II, Item 6 (11))

(21)              Subsidiaries of the  Registrant (incorporated by reference to the
                  Company's June 30, 1996 Form 10-KA/1)

(23)(i)           Consent of Ernst & Young LLP*


EXHIBIT           DESCRIPTION
-------           -----------

(23)(ii)          Consent of Atlas, Pearlman,  Trop & Borkson, P.A. (included as part of
                  Exhibit (5))

-----------------------
*  Filed herewith.

Item 17.          UNDERTAKINGS.

                  (a)      The undersigned Company hereby undertakes:

                           (i) to file, during any period in which it offers or
                  sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

                           (ii) that, for determining any liability under the
                  Securities Act, treat each such post-effective amendment as a new Registration Statement of the securities offered at that time shall be deemed to be the initial bona fide offering thereof;

                           (iii) to file a post-effective amendment to remove
                  from registration any of the securities that remain unsold at the end of the offering; and

                           (iv) to include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation and the State of Florida, on the 2nd day of November,1998.


                               VIRAGEN, INC.

                               By: /s/ GERALD SMITH
                                   ----------------
                                   Gerald Smith
                                   Chairman of the Board of Directors
                                   and President




SIGNATURE                            TITLE                         DATE
---------                            -----                         ----

/s/ GERALD SMITH             Chairman of the                       November 2, 1998
----------------------       Board of Directors,
Gerald Smith                 President and Principal
                             Executive Officer


/s/ DENNIS W. HEALEY         Executive Vice President              November 2, 1998
----------------------       Treasurer, Principal
Dennis W. Healey             Financial Officer
                             Director and Secretary


SIGNATURE                            TITLE                         DATE
---------                            -----                         ----

/s/ JOSE I. ORTEGA           Controller and Principal              November 2, 1998
----------------------       Accounting Officer
Jose I. Ortega


/s/ SIDNEY DWORKIN                                                 November 2, 1998
----------------------
Sidney Dworkin               Director


/s/ PETER D. FISCHBEIN                                             November 2, 1998
----------------------
Peter D. Fischbein           Director


/s/ CARL N. SINGER                                                 November 2, 1998
----------------------
Carl N. Singer               Director


/s/ CHARLES J. SIMONS                                              November 2, 1998
----------------------
Charles J. Simons            Director


/s/ ROBERT H. ZEIGER                                               November 2, 1998
----------------------
Robert H. Zeiger             Director